UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549


                            FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of the Securities
                      Exchange Act of 1934



Date of Report (Date of earliest event reported): November 5, 1997




                      Imo Industries Inc.
     (Exact name of registrant as specified in its charter)




Delaware                      1-9294                     21-0733751
(State  or  other     (Commission File Number)        (IRS Employer
 jurisdiction of                                   Identification Number)
 incorporation)



1009 Lenox Drive,
Building Four West, Lawrenceville, NJ                 08648-0550
(Address  of principal executive  offices)            (Zip Code)


Registrant's telephone number, including area code: (609) 896-7600


                        Not Applicable
                (Former name or former address,
                 if changed since last report)

Item 4.  Changes in Registrant's Certifying Accountants.

(a)(1)

(i)       On November 5, 1997, the Registrant  dismissed
          Ernst & Young LLP ("E&Y") as its principal independent accountant.

(ii) Each of E&Y's reports on the financial statements of the Company for the fiscal years ended December 31, 1996 and December 31, 1995 neither contained an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles.


(iii) The decision to change accountants was recommended and approved by the Company's Board of Directors.

(iv)-(v)  During  the fiscal years ended December 31,  1996
          and December 31, 1995 and during the period January 1, 1997 through November 5, 1997, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or any reportable event.

(a)(2)

(i) On November 5, 1997, the Registrant engaged Arthur Andersen LLP ("Andersen") as its principal independent accountants to audit and report on the financial statements of the Registrant for the fiscal year ending December 31, 1997. Prior to engaging Andersen, during the Registrant's fiscal years ended December 31, 1995 and 1996 and the interim period from January 1, 1997 to November 5, 1997, neither the Registrant nor anyone acting on its behalf consulted with Andersen regarding either (i) the application of accounting principles to any specified transaction or the type of audit opinion that might be rendered on the Registrant's financial statements or (ii) any matters that were the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Item   7. Financial  Statements,Pro Forma Information and Exhibits.

     c)  Exhibits

    16.1 Letter from Ernst & Young LLP regarding change in certifying accountant.


                                1.

                           SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   IMO INDUSTRIES INC.



Date: November 13, 1997            By:   /s/ John A. Young
                                         John A. Young
                                         Vice  President and
                                         Chief Financial Officer